Exhibit 16.1

[Stonefield Josephson Logo]

March 2, 2007

Mr. Adya Tripathi

Chief Executive Officer

Tripath Technology Inc.

2560 Orchard Parkway

San Jose, California 95131

And

Mr. Akifumi Goto

Audit Committee Chair

Tripath Technology Inc.

2560 Orchard Parkway

San Jose, California 95131

Gentlemen:

This is to confirm that the client-auditor relationship between Tripath Technology Inc. (Commission File Number 000-31081) and Stonefield Josephson, Inc. has ceased.

Sincerely,

Stonefield Josephson, Inc.

CC: Office of the Chief Accountant

PCAOB Letter File

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

WWW.SJACCOUNTING.COM

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